SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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Atlantic Coast Airlines Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Atlantic Coast Airlines Holdings, Inc. issued the following press releases on December 18, 2003:

1.	“U.S. Department of Justice Opens Antitrust Investigation of Mesa Air Group’s Proposed Takeover of Atlantic Coast Airlines”

2.	“Federal Court Enjoins Mesa Consent Solicitation”

Copies of both press releases are attached.

For Immediate Release

U.S. Department of Justice Opens Antitrust Investigation of

Mesa Air Group’s Proposed Takeover of Atlantic Coast Airlines

DULLES, VA – December 18, 2003 – Atlantic Coast Airlines Holdings, Inc. (“ACA”) (Nasdaq: ACAI) received today a Civil Investigative Demand issued by the Antitrust Division of the United States Department of Justice. The Demand states that it is issued as part of an antitrust investigation to determine whether Mesa Air Group’s proposed acquisition of Atlantic Coast Airlines violates Section 1 of the Sherman Act or Section 7 of the Clayton Act.

Atlantic Coast intends to cooperate fully with the Department of Justice’s investigation. Atlantic Coast also continues to cooperate with the on-going antitrust investigations into Mesa’s proposed takeover that are being conducted by the offices of Robert J. Spagnoletti, Corporation Counsel for the District of Columbia, and Jerry W. Kilgore, Attorney General of the Commonwealth of Virginia.

As previously announced, Atlantic Coast has sued Mesa Air Group in the United States District Court for the District of Columbia, alleging that Mesa and United Air Lines are violating various antitrust laws in seeking to block the launch of Independence Air by acquiring Atlantic Coast or replacing the Directors of Atlantic Coast. The suit also alleges that Mesa is violating federal securities laws. Atlantic Coast has asked the Court to issue a preliminary injunction barring Mesa from proceeding with its efforts to acquire the company or to replace the company’s Directors.

ACA currently operates as United Express and Delta Connection in the Eastern and Midwestern United States as well as Canada. On July 28, 2003, ACA announced plans to establish a new, independent low-fare airline to be based at Washington Dulles International Airport. The Company has a fleet of 148 aircraft—including a total of 120 regional jets—and offers over 840 daily departures, serving 84 destinations. ACA employs approximately 4,600 aviation professionals.

Prior to any request for the stockholders of ACA to take any action in the event that Mesa commences an exchange offer, appropriate filings shall be made with the SEC by both Mesa and ACA, which filings may include a Schedule TO and/or a Schedule 14D-9. These filings will contain important information. You are urged to read them carefully before taking any action or making any decision with respect to any Mesa exchange offer. You will be able to obtain the documents if and when they become available free of charge at the website maintained by the SEC at www.sec.gov.

The common stock of parent company Atlantic Coast Airlines Holdings, Inc. is traded on the Nasdaq National Market under the symbol ACAI. For more information about Atlantic Coast Airlines, visit our website at www.atlanticcoast.com.

# # #

Contacts:

Rick Delisi

Director of Corporate Communications

Atlantic Coast Airlines Holdings, Inc.

703-650-6550

Rick.Delisi@atlanticcoast.com

Judith Wilkinson/Dan Katcher

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449 x112/x113

jmw@joelefrank.com/dek@joelefrank.com

For Immediate Release

Federal Court Enjoins Mesa Consent Solicitation

DULLES, VA – December 18, 2003 – Atlantic Coast Airlines Holdings, Inc. (“ACA” or the “Company”) (Nasdaq: ACAI) today announced that Judge Rosemary M. Collyer of the United States District Court for the District of Columbia has granted ACA’s motion for a preliminary injunction against Mesa Air Group, Inc. (“Mesa”) (Nasdaq: MESA), which will prohibit Mesa from moving ahead with its consent solicitation or its exchange offer pending final resolution of the litigation before the court.

ACA’s Chairman and Chief Executive Officer, Kerry Skeen, said, “We are pleased by the Court’s decision, which recognizes the significant benefit that our plans for Independence Air will have on competition in the airline industry and the substantial benefits that we will provide to consumers in the form of new low-fare service from our hub at Dulles Airport. Our Board firmly believes that Independence Air is a win/win for our stockholders and for the public, and is committed to protecting the interests of our stockholders. We are confident in our case, and look forward to presenting it at trial.”

In its complaint, ACA alleges, among other things, that Mesa and UAL Corporation (OTC BB: UALAQ.OB) contracted, combined, and conspired to eliminate ACA as a low-cost competitor based at Washington Dulles International Airport, in violation of the antitrust laws and to the detriment of millions of consumers. ACA’s allegations remain pending before the court while the injunction is in place to prevent Mesa from moving ahead with its consent solicitation. A date for the trial has not yet been set.

The District of Columbia Corporation Counsel, the Virginia State Attorney General, and the Antitrust Division of the United States Department of Justice are also investigating Mesa’s proposed takeover of Atlantic Coast.

ACA currently operates as United Express and Delta Connection in the Eastern and Midwestern United States as well as Canada. On July 28, 2003, ACA announced plans to establish a new, independent low-fare airline to be based at Washington Dulles International Airport. The Company has a fleet of 148 aircraft—including a total of 120 regional jets—and offers over 840 daily departures, serving 84 destinations. ACA employs approximately 4,600 aviation professionals.

Prior to any request for the stockholders of ACA to take any action in the event that Mesa commences an exchange offer, appropriate filings shall be made with the SEC by both

Mesa and ACA, which filings may include a Schedule TO and/or a Schedule 14D-9. These filings will contain important information. You are urged to read them carefully before taking any action or making any decision with respect to any Mesa exchange offer. You will be able to obtain the documents if and when they become available free of charge at the website maintained by the SEC at www.sec.gov.

The common stock of parent company Atlantic Coast Airlines Holdings, Inc. is traded on the Nasdaq National Market under the symbol ACAI. For more information about Atlantic Coast Airlines, visit our website at www.atlanticcoast.com.

# # #

Contacts:

Rick Delisi

Director of Corporate Communications

Atlantic Coast Airlines Holdings, Inc.

703-650-6550

Rick.Delisi@atlanticcoast.com

Judith Wilkinson/Dan Katcher

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449 x112/x113

jmw@joelefrank.com/dek@joelefrank.com